STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
View Systems, Inc.

We hereby consent to the inclusion in the foregoing Form S-1 of our report dated March 31, 2013 with respect to our audit of the financial statements of View Systems, Inc. as of December 31, 2012 and 2011 and for the years then ended.

Stegman & Company
February 27, 2014

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286